Exhibit 10.2

[Jazz Pharmaceuticals Letterhead]

March 24, 2018

Karen Smith
Jazz Pharmaceuticals, Inc.
3170 Porter Drive
Palo Alto, CA 94304

Re:    Transition and Separation Agreement

Dear Karen:
This letter sets forth the terms of the transition and separation agreement (the “Agreement”) between you and Jazz Pharmaceuticals, Inc. (the “Company”).
1.Separation Date; Transition Employment Period; Final Base Salary and Vacation Pay-Out. If you sign, date, and return this Agreement to the Company by 5 pm on March 26, 2018, your employment with the Company will end effective as of May 31, 2018 (the “Separation Date”). During your continued employment from the date that you are provided this Agreement through the Separation Date (the “Transition Employment Period”), you will continue to report to the President and Chief Operating Officer (“COO”), and you will engage in such work activities, and operate in such capacity, as the COO directs. Effective as of April 2, 2018, your position title will change from EVP, R&D and CMO, to the title of EVP, Special Projects. You will continue to receive your regular base salary payments and the benefits coverage in which you are currently enrolled, and your equity awards will continue to vest on their normal schedules. You will be expected to work remotely on a regular basis, provided that, you will be available to come into the office if requested for in-person meetings or other in-person activities. During the Transition Employment Period, you must continue to act professionally and to maintain positive internal and external communications about your employment and planned departure from the Company (including complying with Sections 8 and 9 of this Agreement), and you must materially comply with the terms of this Agreement and all applicable policies and procedures; in the event that you fail to meet all of these requirements, then the Company may accelerate the Separation Date to an earlier date and you shall not be entitled to receive the Severance Benefits set forth herein. In addition, if you intend to commence employment with a new entity prior to June 1, 2018, you shall tender your resignation to the Company (providing at least ten (10) business days’ advance notice) and the Separation Date will be accelerated to the effective date of your resignation; if that occurs, you will remain eligible for the Severance Benefits, provided that the Severance Conditions (defined below) are fully satisfied. On the Separation Date, the Company will pay your final base salary through the Separation Date and any accrued and unused vacation as of the Separation Date, subject to standard payroll deductions and withholdings.

March 24, 2018
Karen Smith

2.Severance Benefits. Although the Company is not otherwise required to provide severance benefits, if you fully satisfy the Severance Conditions, then you will receive the severance benefits discussed below (the “Severance Benefits”). The “Severance Conditions” are as follows: (i) you must timely enter into this Agreement (as discussed in Section 1); (ii) on the Separation Date or within twenty-one (21) days thereafter, you must sign, date and return the Release Agreement attached as Exhibit A, and you must not subsequently revoke the Release Agreement; (iii) you must materially comply with all of your obligations under this Agreement; and (iv) you must materially comply with all of your obligations under your Confidentiality Agreement (as defined below).
(a)Severance Payment. The Company will pay you a lump sum severance payment in the amount of $315,000.00, which is equivalent to seven (7) months of your base salary, subject to required payroll deductions and withholdings (the “Severance Payment”). The Severance Payment will be paid to you within ten (10) business days from the later of the following: (i) the Separation Date, and (ii) the Effective Date of the Release Agreement (as defined therein).
(b)Health Insurance. Under the terms of the Company’s group health insurance plan, your group health insurance coverage will terminate at the end of the calendar month in which your employment ends (which is anticipated to be the month of May). To the extent provided by the federal COBRA law or, if applicable, state insurance laws (collectively, “COBRA”), and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits thereafter by timely electing COBRA continuation coverage. You will receive a notice of your COBRA rights and obligations, including instructions for electing COBRA coverage, within the timing required by law. If you timely elect COBRA coverage and continue to be eligible for such coverage, the Company will pay your COBRA premiums for the time period from the Separation Date through December 31, 2018 (the “COBRA Payment Period”), including the premium for your covered dependents. Notwithstanding the foregoing, the Company’s obligation to pay your COBRA premiums will end earlier if you fail to satisfy any of the Severance Conditions or you obtain new employment through which you are eligible for group health insurance benefits during the COBRA Payment Period. You must promptly inform the Company’s Human Resources department in writing if you obtain new employment through which you are eligible for group health insurance benefits prior to December 31, 2018. After the COBRA Payment Period, you are solely responsible for payment of your COBRA premiums if you wish to continue your COBRA coverage
3.Equity Awards. On the Separation Date, vesting of any outstanding stock options that you have to purchase ordinary shares of Jazz Pharmaceuticals plc and of any outstanding Jazz Pharmaceuticals plc restricted stock unit awards that have been issued to you will cease, and any unvested portion of such options or unvested restricted stock unit awards will terminate. You will be able to exercise any vested portion of such options under the terms of your stock option agreement(s) with Jazz Pharmaceuticals plc and the applicable Equity Incentive Plan(s).

March 24, 2018
Karen Smith

4.Confidential Information and Inventions Agreement. You acknowledge and reaffirm your continuing obligations under your previously signed Employee Confidential Information and Inventions Agreement (the “Confidentiality Agreement”), a copy of which is attached as Exhibit B.
5.Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you have not earned and will not receive any additional compensation, severance or benefits prior to, on or after the Separation Date, including but not limited to any bonus payment or incentive compensation, with the exception of any vested benefits you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account).
6.Expense Reimbursements. During the Transition Employment Period, you will remain eligible for reimbursement of properly documented business expenses as provided under the Global Travel & Expense Policy (“T&E Policy”). You agree that, prior to the Separation Date, you will submit your final documented expense reimbursements via Concur consisting of any and all outstanding business expenses, including your reconciliation of any outstanding charges on your Company credit card (whether such charges are personal or business in nature). The Company agrees that it will promptly reimburse you for any outstanding documented business expenses under the terms of the T&E Policy, and, to the extent applicable, you agree to reimburse the Company for any outstanding personal charges on your corporate credit card. Moreover, consistent with its obligations under California law, the Company will indemnify you for any out-of-pocket costs or damages or liabilities you may incur with respect to any dispute it may have with any other entity that arose from events during the term of your employment with the Company, including reimbursing you for reasonable out-of-pocket expenses you may incur in connection with any such dispute (excluding forgone wages, salary, or other compensation).
7.Return of Company Property. By the close of business on the Separation Date (or earlier, if requested by the Company), you agree to return to the Company all Company documents (and all copies thereof, except as provided below) and other Company property that you have in your possession or control, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information including contact information stored in your Company Outlook account, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). You agree that you will make a diligent search to locate any such documents, property and information.  Prior to your return of the Company’s electronic devices (including laptop, mobile phone and iPad), you must delete from these devices any information of other entities contained on such devices which are not related to the Company or its business (for example, any information of entities for which you hold external roles or positions); additionally, you may retain copies of your personal information including personal emails and personal contact information. In addition, if you have used any personally owned computer, server, e-mail system, mobile phone, portable electronic device (e.g., smartphone, iPad or the like)

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Karen Smith

(collectively, “Personal Systems”) to receive, store, prepare or transmit any Company confidential or proprietary data, materials or information, then no later than the Separation Date, you will permanently delete and expunge all such Company confidential or proprietary information from such Personal Systems without retaining any copy or reproduction in any form.
8.Confidentiality. The provisions of this Agreement, and the discussions between you and the Company concerning this Agreement, will be held in strictest confidence by you and you will not publicize or disclose them in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement in confidence to your immediate family; (b) you may disclose this Agreement in confidence to your attorneys, accountants, auditors, tax preparers, and financial advisors; (c) you may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms; (d) you may disclose this Agreement, and any other documents or information (without notice to the Company), when communicating with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Governmental Agencies”), or in the course of an investigation or proceeding that may be conducted by any Government Agency; and (e) you may disclose this Agreement to the extent required by the legal process (including in response to a subpoena). Due to your status as a Named Executive Officer, the Company will (a) pursuant to a Form 8-K filing and certain other filings with the Securities and Exchange Commission, each within the timing required by law, disclose a brief description of the cessation of your employment and the terms of this Agreement, and the amounts payable to you hereunder; and (b) pursuant to a Company periodic report filing with the Securities and Exchange Commission within the timing required by law, file a copy of this Agreement. Once the Agreement becomes publicly available, you may disclose its terms. Nothing in this provision or this Agreement is intended to prohibit or restrain you in any manner from making disclosures that are protected under the whistleblower provisions of federal or state law or regulation.
9.Nondisparagement; Communications Regarding Departure; Responses to Job Reference Inquiries. You represent that you have not previously, and you agree that you will not at any time, disparage the Company, Jazz Pharmaceuticals plc, or any of each of their respective officers, directors, employees, shareholders, subsidiaries, affiliates, or agents, in any manner likely to be harmful to any of them or their business, business reputation or personal reputation. In addition, the Company agrees to instruct the members of the Executive Committee and Board of Directors of Jazz Pharmaceuticals plc not to disparage you in any manner likely to be harmful to you or your business reputation or personal reputation. Both you and the Company agree that our communications discussing reasons for your departure will be consistent with the departure messaging as discussed with you, and you will be given the opportunity to review and provide input concerning the draft external and internal (Company-wide) announcements concerning your departure, prior to their finalization by the Company. With respect to employment verification or employment reference inquiries, the Company will follow its policies contained in the U.S. Employee Handbook by providing an official confirmation or verification from the Human Resources department confirming your dates of employment and

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job title. Notwithstanding the foregoing, all parties may respond accurately and fully to any question, inquiry or request for information in the course of a government investigation or when required by legal process (including in response to a subpoena). In addition, nothing in this provision or this Agreement is intended to prohibit or restrain you in any manner from making disclosures that are protected under the whistleblower provisions of federal or state law or regulation.
10.No Voluntary Adverse Action; Cooperation. You agree that you will not voluntarily assist any other person in bringing or pursuing any claim or action of any kind against the Company, Jazz Pharmaceuticals plc, or any subsidiaries of either entity, or any of either of their officers, directors, employees or agents. Notwithstanding the foregoing, you may cooperate with, or participate in any proceeding before, any Governmental Agency or as required by compulsion of law. In addition, you agree to cooperate fully with the Company, Jazz Pharmaceuticals plc, and affiliated entities, in connection with the actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties (e.g., demands to produce documents or testimony pursuant to subpoena), or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company. Such cooperation includes, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide truthful and accurate information in witness interviews with the Company or its counsel, and in deposition and trial testimony. The Company will reimburse you for reasonable out-of-pocket expenses you may incur in connection with any such cooperation (excluding forgone wages, salary, or other compensation) and will make reasonable efforts to accommodate your scheduling needs.
11.Release of Claims.
(a)General Release. Except as otherwise set forth in this Agreement, you hereby generally and completely release the Company, Jazz Pharmaceuticals plc, and their respective current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) of and from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to your signing of this Agreement (collectively, the “Released Claims”).
(b)Scope of Released Claims. The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to your employment with the Company, or the termination of that employment; (ii) all claims related to your compensation or benefits from the Company or any of the Company’s parent or subsidiary entities or affiliates, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company or any of the Company’s parent or subsidiary entities or affiliates; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation

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of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Family and Medical Leave Act (as amended), the California Family Rights Act (as amended), the California Fair Employment and Housing Act (as amended), the Pennsylvania Equal Pay Law, the Pennsylvania Wage Payment and Collection Law, the City of Philadelphia Fair Practices Code, and the Pennsylvania Human Relations Act.
(c)Excluded Claims. Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (i) any rights or claims for indemnification you may have pursuant to any written indemnification agreement with the Company to which you are a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; or (ii) any rights which are not waivable as a matter of law. You understand that nothing in this Agreement limits your ability to file a charge or complaint with any Governmental Agency. While this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you understand and agree that, to the maximum extent permitted by law, you are otherwise waiving any and all rights you may have to individual relief (including any monetary awards) based on any claims that you have released and any rights you have waived by signing this Agreement. You hereby represent and warrant that, other than the Excluded Claims, you are not aware of any claims you have or might have against any of the Released Parties that are not included in the Released Claims.
(d)Section 1542 Waiver. You acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” You hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to your release of any claims hereunder, including but not limited to any unknown or unsuspected claims.
12.General. This Agreement, including its Exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable to the fullest extent permitted by law, consistent with the intent of the parties. Electronic signatures, including signatures on PDF transmitted electronically, will qualify as original signatures. This Agreement will be deemed to

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Karen Smith

have been entered into and will be construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles.
[Rest of page intentionally blank.]

March 24, 2018
Karen Smith

If this Agreement is acceptable to you, please sign and date it below, and return the fully signed Agreement by no later than 5 pm PDT on Monday, March 26, 2018. The fully signed Agreement may be returned in person or by email (via signed PDF) sent to me, Matt Ford, or Dan Swisher.
In addition, as discussed herein, as a condition of your eligibility for the Severance Benefits, on the Separation Date or within twenty-one (21) days thereafter, you must sign, date and return the Release Agreement attached as Exhibit A, and you must not revoke it.
We look forward to continuing to work with you during the Transition Employment Period, and I wish you the best in your future endeavors.
Sincerely,

Jazz Pharmaceuticals, Inc.

By:	/s/ Heather P. McGaughey
Heather McGaughey
SVP, Human Resources
Exhibit A - Release Agreement
Exhibit B - Employee Confidential Information and Inventions Agreement

Reviewed, Understood, and Agreed:

/s/ Karen Smith
Karen Smith

March 26, 2018
Date

March 24, 2018
Karen Smith

Exhibit A
Release Agreement
(To be signed and returned on the Separation Date or within 21 days after)

I am entering into this Release Agreement (“Release”) pursuant to the terms of the Transition and Separation Agreement between me and Jazz Pharmaceuticals, Inc. (the “Company”). In exchange for the Severance Benefits, and except as otherwise set forth in this Release, I hereby generally and completely release the Company, Jazz Pharmaceuticals plc, and their respective current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) of and from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release (collectively, the “Released Claims”).
The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to my hiring by the Company, my employment with the Company, or the termination of that employment; (2) all claims related to my compensation or benefits from the Company or any of the Company’s parent or subsidiary entities or affiliates, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company or any of the Company’s parent or subsidiary entities or affiliates; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), the federal Family and Medical Leave Act (as amended) (“FMLA”), the California Labor Code (as amended), the California Fair Employment and Housing Act (as amended), the California Family Rights Act, the Pennsylvania Equal Pay Law, the Pennsylvania Wage Payment and Collection Law, the City of Philadelphia Fair Practices Code, and the Pennsylvania Human Relations Act.
Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; or (2) any rights which are not waivable as a matter of law. In addition, nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or any other government agency. I understand that while this Release does not limit my right to receive an award for information provided by the Securities and Exchange Commission, I am otherwise waiving my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.
I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given for the Released Claims is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (1) the Released Claims do not apply to any rights or claims that arise after the date I sign this Release; (2) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (3) I have up to twenty-one (21) days from the Separation

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Karen Smith

Date to consider this Release; (4) I have seven (7) days following the date I sign this Release to revoke it by providing written notice to the Company’s Legal & Compliance Department in Palo Alto, California to the attention of Ann Polus, Senior Corporate Counsel, Global Human Resources; and (5) the Release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release Agreement (“Effective Date”).
I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder, including but not limited to any unknown or unsuspected claims.

Karen Smith

Date:

March 24, 2018
Karen Smith

Exhibit B
Employee Confidential Information and Inventions Agreement

Jazz Pharmaceuticals, Inc.
EMPLOYEE CONFIDENTIAL INFORMATION AND
INVENTIONS AGREEMENT
In partial consideration and as a condition of my employment or continued employment with Jazz Pharmaceuticals, Inc., a Delaware corporation (which together with any parent, subsidiary, affiliate, or successor is hereinafter referred to as the “Company”), and effective as of the date that my employment with the Company first commenced (or, if earlier, the date on which I began my discussions with the Company concerning my employment by the Company), the Company and I hereby agree as follows:
1.Noncompetition; At-Will Employment. During my employment with the Company, I will perform for the Company such duties as it may designate from time to time and will devote my best efforts to the business of the Company and will not, without the prior written approval of an officer of the Company if I am not an executive officer of the Company or the Board of Directors of the Company if I am an executive officer of the Company, directly or indirectly participate in or assist any business which is a current or potential supplier, customer, or competitor of the Company or otherwise engage in activities which would conflict with my employment by the Company. I agree that unless specifically provided in another writing signed by me and an officer of the Company and duly authorized by the Board of Directors, my employment by the Company is not for a definite period of time. Rather, my employment relationship with the Company is one of employment at will. This means that either the Company or I may terminate the employment relationship at any time for any reason or no reason, with or without cause or prior notice. Nothing in this Agreement is intended to create any employment relationship or arrangement other than “at will” employment, Nor is anything in this Agreement ,intended to give me any right to continued employment by the Company or to limit my right or the Company’s right to terminate my employment at any time. If I leave the employ of the Company, I consent to the Company notifying my new employer (or any third party with whom I maintain a consulting relationship) of my rights and obligations under this Agreement.
2.Nonsolicitation. During the term of my employment by the Company, and for twelve months thereafter, I shall not directly or indirectly, without the prior written consent of the Company, solicit, recruit, encourage or induce any employees, directors, consultants, contractors or subcontractors of the Company to terminate their relationship with the Company, either on my own behalf or on behalf of any other person or entity.
3.Confidentiality Obligation. I will hold all Confidential Information in confidence and will not disclose, use, copy, publish, summarize, or remove from the

Revised January 2015

premises of the Company any Confidential Information, except (a) as necessary to carry out my assigned responsibilities as a Company employee, and (b) upon and after termination of my employment, only as specifically authorized in writing by an officer of the Company. “Confidential Information” is all information related to any aspect of the business of the Company which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company, whether of a technical nature or otherwise. Confidential Information includes, without limitation, inventions, disclosures, processes, compounds, biological materials, gene sequences, systems, methods, formulae, devices, patents, patent applications, trademarks, intellectual properties, instruments, materials, products, patterns, compilations, programs, techniques, sequences, designs, research or development activities and plans, specifications, computer programs, source and object codes, costs of production, prices and other financial data, sales-related data and information, promotional methods, marketing plans, lists of names or classes of customers, or personnel, lists of suppliers, business plans, business opportunities, financial statements, financial models, or financial projections, information regarding the compensation of the Company’s employees and other service providers and the existence and content of any business discussions, negotiations or agreements between the Company and any third party.
4.Information of Others. I will safeguard and keep confidential the proprietary information of customers, vendors, consultants, and other parties with which the Company does business to the same extent as if it were Company Confidential Information. I will not, during my employment with the Company or otherwise, use or disclose to the Company any confidential, trade secret, or other proprietary information or material of any previous employer or other person, and I will not bring onto the Company’s premises any unpublished document or any other property belonging to any former employer or third party in violation of any lawful agreement with that former employer or third party.
5.Company Property. I acknowledge and agree that I have no expectation of privacy with respect to the Company’s electronic information systems and related devices (including, without limitation, telecommunications systems, networking or information processing systems, software, computer systems, voice mail, cell phones, PDAs, security systems and facsimile, copy and scanning systems). I understand that all information composed, sent or received on these systems is and remains the property of the Company. The Company has the right to review, audit, intercept, monitor, access and disclose all information created, received or sent over its electronic information systems for any purpose. I further agree that any property situated on the Company’s premises and owned by the Company is subject to inspection by Company personnel at any time with or without notice. All papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment, computer files, databases and other materials, including

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copies and in whatever form, relating to the business of the Company that I possess or create as a result of my Company employment, whether or not confidential, are the sole and exclusive property of the Company. In the event of the termination of my employment, or at the Company’s request at any other time, I will promptly deliver all such materials to the Company and will sign and deliver to the Company the “Termination Certificate” attached hereto as Exhibit A. I agree that I will not copy, delete or alter any information contained in my Company computer before I return it to the Company. In addition, if I have used any personal computer, server or e-mail system to receive, store, review, prepare or transmit any Confidential Information I agree to provide the Company with a computer-useable copy of all such Confidential Information and then permanently delete and expunge such Confidential Information from those systems; and I agree to provide the Company access to my system as reasonably requested to verify that the necessary copying and/or deletion is completed.
6.Ownership of Inventions. All inventions, ideas, concepts, designs, developments, techniques, processes, improvements, schematics, formulas, compounds, compilations, methods, sequences, algorithms, trade secrets, software programs, software and systems documentation, works of authorship and other copyrightable works, and related know-how which result from work performed by me, alone or with others, during any period that I am employed by the Company, whether or not during normal working hours or on the premises of the Company, which relate, directly or indirectly, to the business of the Company or which arise out of my employment or from access to Company Confidential Information, whether or not patentable, copyrightable, or qualified for other protection as proprietary information or works (collectively “Inventions”) shall be the property of the Company, and, to the extent permitted by law, shall be “works made for hire.” I hereby assign and agree to assign to the Company or its designee, without further consideration, my entire right, title, and interest in and to all Inventions, other than Excluded Inventions (defined in Paragraph 7 of this Agreement), including all rights to obtain, register, perfect, and enforce patents, copyrights, trademark rights and other intellectual property protection for Inventions. I will disclose promptly and in writing to the individual designated by the Company or to my immediate supervisor all Inventions which I have made or reduced to practice during my employment and for one year after my employment. During and after my employment, I will assist the Company (at its expense) in every proper way to obtain and enforce patents, copyrights, trademarks and other forms of intellectual property protection on Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of applications, specifications, assignments, recordations and all other instruments which the Company shall deem necessary in order to apply for, claim, obtain, maintain and transfer such rights and in order to assign and convey to the Company, its successors, assigns and nominees, the sole and exclusive rights, title and

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interest in and to such Inventions, and any patents, copyrights, trademarks or other intellectual property rights relating thereto.
7.Excluded Inventions. Attached hereto as Exhibit B is a list of all inventions, improvements, and original works of authorship which I desire to exclude from this Agreement, each of which has been made or reduced to practice by me prior to the commencement of my employment by the Company (an “Excluded Invention”) or, if no inventions are listed in Exhibit B, I represent there are no inventions owned by me or in which I have an interest. I understand that this Agreement requires disclosure, but not assignment, of any invention that qualifies under Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit C. I agree that I will not incorporate, or permit to be incorporated, any Excluded Invention in any Invention without the Company’s prior written consent. If in the course of my employment I incorporate any Excluded Invention into a Company process, machine or other work, I hereby grant to the Company a non-exclusive, perpetual, fully-paid and royalty-free, irrevocable and worldwide license, with rights to sublicense, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, offer for sale and exercise any and all present or future rights in such Excluded Invention.
8.Invention Records; Patent Applications. I agree to create and maintain, and to make available to the Company’s legal counsel, adequate and current written records of all Inventions made by me (alone or with others) during the term of my employment with the Company. Such records will be kept in the form of notes, sketches, drawings or other appropriate format. All such records will be available to the Company at all times, and will be the sole property of the Company. If the Company is unable, because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any patent applications or copyright or trademark registrations covering any inventions or original works of authorship assigned to the company hereunder, I hereby irrevocably appoint the Company and its authorized officers and agents as my agent and attorney-in-fact (which appointment is coupled with an interest) to act for me and on my behalf to execute and further the prosecution and issuance of letters patent and copyright and trademark registrations thereon and to do all other lawfully permitted acts to further such purposes, with the same legal effect as if I had executed them.
9.Prior Contracts. I represent that there are no other contracts to assign inventions that are now in existence between any other person or entity and me. I further represent that I have no other employments, consultancies, or undertakings which would restrict and impair my performance of this Agreement.

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10.Agreements with the United States Government and Other Third Parties. I acknowledge that the Company from time to time may have agreements with other persons or with the United States Government or agencies thereof which impose obligations or restrictions on the Company regarding Inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to be bound by all such obligations or restrictions and to take all action necessary to discharge the obligations of the Company under any such agreements.
11.Prior to the termination of my employment, I will cooperate with the Company in attending an exit interview and certify in writing that I have complied with the requirements of this Agreement.
12.Miscellaneous.
(a)Governing Law. This Agreement and any related action shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction. I expressly consent to personal jurisdiction and venue in the state and federal courts for the county in which Company’s principal place of business is located for any lawsuit filed there against me by Company arising from or related to this Agreement.
(b)Enforcement. If any provision of this Agreement shall be determined to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement, shall be deemed valid, and enforceable to the full extent possible.
(c)Injunctive Relief; Consent to Jurisdiction. I acknowledge and agree that damages will not be an adequate remedy in the event of a breach of any of my obligations under this Agreement. I therefore agree that the Company shall be entitled (without limitation of any other rights or remedies otherwise available to the Company and without the necessity of posting a bond) to obtain an injunction from any court of competent jurisdiction prohibiting the continuance or recurrence of any breach of this Agreement. I hereby submit myself to the jurisdiction and venue of the courts of the State of California for purposes of any such action. I further agree that service upon me in any such action or proceeding may be made by first class mail, certified or registered, to my address as last appearing on the records of the Company.
(d)Attorneys’ Fees. If any party seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party shall pay all costs and expenses of the prevailing party.

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(e)Waiver. The waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof.
(f)Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the successors, executors, administrators, heirs, representatives, and assigns of the parties.
(g)Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.
(h)Headings. The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.
(i)Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(j)Entire Agreement; Modifications. This Employee Confidential Information and Inventions Agreement contains the entire agreement between the Company and the undersigned employee concerning the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings, and agreements, whether oral or written, respecting that subject matter. All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

[Signature Page Follows]

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IN WITNESS WHEREOF, I have executed this Employee Confidential Information and Inventions Agreement as of the 9 day of April, 2015.

/s/ Karen Smith
Employee Signature

Karen Smith
Type/Print Employee's Name

Address:

Email:

RECEIPT ACKNOWLEDGED:

Jazz Pharmaceuticals, Inc.

By:	Heather P. McGaughey

Title:	SVP, HR

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EXHIBIT A

TERMINATION CERTIFICATION
I certify that I do not have in my possession, nor have I failed to return to Jazz Pharmaceuticals, Inc. (“the Company”), any papers, records, data, notes, drawings, invention records, laboratory notebooks, files, documents, computer files, databases, samples, devices, products, equipment, designs, computer programs, and other materials, including reproductions of any of the above items, belonging to the Company and its subsidiaries, affiliates, successors, customers or collaborative partners.
I certify that I have complied with all the terms of the Company’s Employee Confidential Information and Inventions Agreement signed by me, including the reporting of any Inventions (as defined therein) conceived or made by me (solely or jointly with others) covered by that agreement.
I agree that, in compliance with the Employee Confidential Information and Inventions Agreement, I will hold in confidence and will not disclose, use, copy, publish or summarize any Confidential Information (as defined in the Employee Confidential Information and Inventions Agreement) of the Company or of any of its customers, vendors, consultants or other parties with which it does business.
I certify that, to the extent I am aware of any suspected violations of law or Company policy related to financial reporting, healthcare compliance or employment issues, I have reported the suspected violations to the Company’s hotline or the Compliance or Legal departments or have provided the information to Human Resources in the course of my exit interview.
I agree that for twelve months from the date of this Certificate, I will not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees, directors, consultants, contractors or subcontractors to terminate their relationship with the Company, either on my own behalf or on behalf of any other person or entity.

Date:

Employee's Signature

Print Employee's Name

(Initial here) I am not aware of any compliance issues that have not been reported to management of the compliance department.

Revised January 2015

EXHIBIT B

EXCLUDED INVENTIONS, IMPROVEMENTS, AND ORIGINAL WORKS OF AUTHORSHIP

(please mark N/A and initial if not applicable)

Title	Date	Identifying Number Or Brief Description

EXHIBIT C

California Labor Code
§ 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

(a)
Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)    Relate at the time of conception or reduction to practice of the invention to     the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)    Result from any work performed by the employee for the employer.

(b)
To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

Added Stats 1979 ch 1001 § 1; Amended Stats 1986 ch 346 § 1.